EX-28.n.1

DFA INVESTMENT DIMENSIONS GROUP INC.
Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3
I.  INTRODUCTION
This Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (the “Plan”) has been adopted by a majority of the Board of Directors of DFA Investment Dimensions Group Inc. (the “Company”), including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company (together, the “Independent Directors”), pursuant to Rule 18f-3 under the 1940 Act, with respect to each series of the Company listed on Exhibit A to this Plan (each a “Fund,” and together, the “Funds”).
The Plan designates the share classes offered by the Company: Institutional Class, Class L10 and ETF Class.  In accordance with Rule 18f-3 under the 1940 Act, the Plan sets forth the differences among the classes with respect to distribution arrangements, shareholder services, expense allocations, and any related conversion features or exchange privileges.
The Company’s Board of Directors, including a majority of the Independent Directors, has determined that the Plan, including the allocation of expenses, is in the best interests of the Company as a whole, each Fund and each class of shares offered by each Fund.
II.  ELEMENTS OF THE PLAN
Class Designation: The shares of each Fund shall be divided into the classes identified on Exhibit A to the Plan.  Subject to approval by the Board of Directors, the Company may change the names designating the Funds’ classes of shares.
Differences in Eligibility and Distribution Arrangements:
Institutional Class Shares- Institutional Class Shares shall be available to eligible investors, including generally institutional investors, clients of registered investment advisors, and certain insurance company separate accounts (and others as disclosed in the Funds’ prospectuses, as amended from time to time (the “Prospectuses”)).  All shares will be sold subject to the supervision of DFA Securities LLC (“DFAS”). Institutional Class Shares are distributed as described in the Prospectuses and shall not incur distribution expenses.
Class L10 Shares- Class L10 Shares shall be available to eligible investors, consisting generally of certain insurance company separate accounts as disclosed in the Prospectuses. All shares will be sold subject to the supervision of DFAS. Class L10 Shares are distributed as described in the Prospectuses and shall not incur distribution expenses.
ETF Class Shares- ETF Class Shares shall be available to investors that are Authorized Participants (or that purchase ETF Class Shares through Authorized Participants) and that generally pay for their ETF Class Shares by depositing a prescribed basket consisting of securities and/or cash with the Fund. An Authorized Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed an Authorized Participant Agreement with DFAS. Additional eligibility requirements may be specified in the Prospectuses. Investors who are not Authorized Participants may buy

and sell ETF Class Shares through various exchanges and market centers. ETF Class Shares are distributed as described in the Prospectuses and shall not incur distribution expenses.

Differences in Shareholder Services:
Institutional Class Shares - Investors in Institutional Class Shares shall receive a standard array of shareholder services, as described in the Prospectuses of Institutional Class Shares of the Funds.

Class L10 Shares - Investors in Class L10 Shares shall receive an expanded (but not identical) array of shareholder services described in the Shareholder Services Agreements, as approved by the Company’s Board of Directors, and as disclosed in the Prospectuses of Class L10 Shares of the Funds.  These shareholder services shall include, among others, recordkeeping services and transaction reporting.
ETF Class Shares - Investors in ETF Class Shares shall receive a standard array of shareholder services, as described in the Prospectuses of ETF Class Shares of the Funds.

Expense Allocations: In accordance with Rule 18f-3 under the 1940 Act, all expenses of each Fund shall be allocated among the classes of shares of such Fund pro rata based on the relative net assets of each class, except that the (i) fees and expenses incurred by a Fund under a Shareholder Services Agreement for its Class L10 Shares shall be allocated to such class of the Fund, and (ii) the following types of fees and expenses to the extent that they relate to a particular class shall be allocated to such class:
•	transfer agency and other recordkeeping costs;
•	Securities and Exchange Commission and blue sky registration or qualification fees;
•
printing and postage expenses related to printing and distributing materials, such as shareholder reports, Prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

•	audit or accounting fees or expenses relating solely to such class;
•	the expenses of administrative personnel and services as required to support the shareholders of such class;
•	litigation or other legal expenses relating solely to such class;
•	Directors’ fees and expenses incurred as a result of issues relating solely to such class;
•	exchange listing fees related to such a class; and
•	other expenses subsequently identified and determined to be properly allocated to such class.
For all purposes under this Plan, fees and expenses that “relate to” a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or to a different degree of services provided to the class. The officers of the

Company shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in the Plan should be allocated to a particular class of shares. The Treasurer, an Assistant Treasurer, or another appropriate officer of the Company shall periodically or as frequently as requested by the Independent Directors report to the Board of Directors regarding any such allocations.
Notwithstanding the foregoing, the Company may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class.
Conversion Features:
Automatic Conversions- Institutional Class Shares, Class L10 Shares and ETF Class Shares of the Funds do not provide for automatic conversions between classes.
Self-Directed Conversions. Except as otherwise provided, a shareholder may convert Institutional Class Shares into ETF Class Shares of the same Fund (if available), provided that: (i) the Institutional Class Shares and the ETF Class Shares declare and distribute dividends on the same schedule; (ii) the Institutional Class Shares to be converted are not held through an employee benefit plan; and (iii) following the conversion, the shareholder will hold ETF Class Shares through an eligible brokerage account. Any such conversion will occur at the respective net asset values of the Institutional Class Shares and the ETF Class Shares next calculated after the Fund’s receipt of the shareholder’s request in good order. The Fund may charge an administrative fee to process conversion transactions.

Exchange Privileges: Institutional Class Shares and Class L10 Shares of a Fund may be exchanged for shares of the identical class of shares of another Fund, according to the terms and conditions stated in each Fund’s Prospectus, to the extent permitted under the 1940 Act and the rules and regulations adopted thereunder. ETF Class Shares do not provide an exchange privilege.
Voting and Other Rights: All class shares shall each have: (a) exclusive voting rights on any matter submitted to shareholders that relates solely to the arrangements for that class; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (c) in all other respects, the same rights and obligations as the other classes.
Additional Information: The Plan is qualified by and subject to the terms of the Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in the Plan. The Prospectuses for the Funds contain additional information about the classes and the Funds’ multiple class structure.
Adopted: March 23, 2007.
Amended and Restated: March 22, 2017.
Amended and Restated: December 20, 2022.
Amended and Restated: June 26, 2024.
Amended and Restated: September 20, 2024
Amended and Restated: June 27, 2025

Exhibit A
Fund	Classes
U.S. Micro Cap Portfolio	Institutional Class and ETF Class
DFA One-Year Fixed Income Portfolio	Institutional Class
DFA Short-Term Government Portfolio	Institutional Class
United Kingdom Small Company Portfolio	Institutional Class
Japanese Small Company Portfolio	Institutional Class
Continental Small Company Portfolio	Institutional Class
DFA Intermediate Government Fixed Income Portfolio	Institutional Class
DFA Five-Year Global Fixed Income Portfolio	Institutional Class
Asia Pacific Small Company Portfolio	Institutional Class
Large Cap International Portfolio	Institutional Class
U.S. Small Cap Portfolio	Institutional Class and ETF Class
U.S. Small Cap Value Portfolio	Institutional Class and ETF Class
U.S. Large Cap Value Portfolio	Institutional Class
DFA Real Estate Securities Portfolio	Institutional Class and ETF Class
Emerging Markets Portfolio	Institutional Class
DFA International Small Cap Value Portfolio	Institutional Class
Dimensional VA U.S. Large Value Portfolio	Institutional Class
Dimensional VA Global Bond Portfolio	Institutional Class
Dimensional VA U.S. Targeted Value Portfolio	Institutional Class
Dimensional VA International Value Portfolio	Institutional Class
Dimensional VA International Small Portfolio	Institutional Class
Dimensional VA Short-Term Fixed Portfolio	Institutional Class
Enhanced U.S. Large Company Portfolio	Institutional Class
DFA Two-Year Global Fixed Income Portfolio	Institutional Class
International Small Company Portfolio	Institutional Class
Emerging Markets Small Cap Portfolio	Institutional Class
U.S. Targeted Value Portfolio	Institutional Class and ETF Class
Emerging Markets Value Portfolio	Institutional Class
Emerging Markets Core Equity 2 Portfolio	Institutional Class
DFA Short-Term Municipal Bond Portfolio	Institutional Class
U.S. Core Equity 1 Portfolio	Institutional Class and ETF Class
U.S. Core Equity 2 Portfolio	Institutional Class and ETF Class
U.S. Vector Equity Portfolio	Institutional Class and ETF Class
International Core Equity 2 Portfolio	Institutional Class
Emerging Markets Social Core Equity Portfolio	Institutional Class
DFA Inflation-Protected Securities Portfolio	Institutional Class
DFA International Real Estate Securities Portfolio	Institutional Class
DFA California Short-Term Municipal Bond Portfolio	Institutional Class
U.S. Social Core Equity 2 Portfolio	Institutional Class
U.S. Sustainability Core 1 Portfolio	Institutional Class
International Sustainability Core 1 Portfolio	Institutional Class
DFA Selectively Hedged Global Fixed Income Portfolio	Institutional Class
DFA Global Real Estate Securities Portfolio	Institutional Class
International Vector Equity Portfolio	Institutional Class
DFA Short-Term Extended Quality Portfolio	Institutional Class
DFA Intermediate-Term Extended Quality Portfolio	Institutional Class
Dimensional VA Global Moderate Allocation Portfolio	Institutional Class and Class L10
World ex U.S. Value Portfolio	Institutional Class
DFA Commodity Strategy Portfolio	Institutional Class
DFA California Intermediate-Term Municipal Bond Portfolio	Institutional Class
DFA Investment Grade Portfolio	Institutional Class
World Core Equity Portfolio	Institutional Class
DFA LTIP Portfolio	Institutional Class
Selectively Hedged Global Equity Portfolio	Institutional Class
DFA World ex U.S. Government Fixed Income Portfolio	Institutional Class
DFA Intermediate-Term Municipal Bond Portfolio	Institutional Class
World ex U.S. Targeted Value Portfolio	Institutional Class
International Social Core Equity Portfolio	Institutional Class
World ex U.S. Core Equity Portfolio	Institutional Class

U.S. Large Cap Growth Portfolio	Institutional Class and ETF Class
U.S. Small Cap Growth Portfolio	Institutional Class and ETF Class
International Large Cap Growth Portfolio	Institutional Class
International Small Cap Growth Portfolio	Institutional Class
U.S. Large Cap Equity Portfolio	Institutional Class and ETF Class
DFA Short-Duration Real Return Portfolio	Institutional Class
DFA Municipal Real Return Portfolio	Institutional Class
DFA Municipal Bond Portfolio	Institutional Class
Dimensional VIT Inflation-Protected Securities Portfolio	Institutional Class
DFA NY Municipal Bond Portfolio	Institutional Class
DFA Targeted Credit Portfolio	Institutional Class
Dimensional Retirement Income Fund	Institutional Class
Dimensional 2070 Target Date Retirement Income Fund	Institutional Class
Dimensional 2065 Target Date Retirement Income Fund	Institutional Class
Dimensional 2060 Target Date Retirement Income Fund	Institutional Class
Dimensional 2055 Target Date Retirement Income Fund	Institutional Class
Dimensional 2050 Target Date Retirement Income Fund	Institutional Class
Dimensional 2045 Target Date Retirement Income Fund	Institutional Class
Dimensional 2040 Target Date Retirement Income Fund	Institutional Class
Dimensional 2035 Target Date Retirement Income Fund	Institutional Class
Dimensional 2030 Target Date Retirement Income Fund	Institutional Class
Dimensional 2025 Target Date Retirement Income Fund	Institutional Class
Dimensional 2020 Target Date Retirement Income Fund	Institutional Class
Dimensional 2015 Target Date Retirement Income Fund	Institutional Class
DFA Social Fixed Income Portfolio	Institutional Class
DFA Diversified Fixed Income Portfolio	Institutional Class
Global Small Company Portfolio	Institutional Class
U.S. High Relative Profitability Portfolio	Institutional Class and ETF Class
International High Relative Profitability Portfolio	Institutional Class
Dimensional VA Equity Allocation Portfolio	Institutional Class
DFA MN Municipal Bond Portfolio	Institutional Class
DFA California Municipal Real Return Portfolio	Institutional Class
DFA Global Core Plus Fixed Income Portfolio	Institutional Class
DFA Global Core Plus Real Return Portfolio	Institutional Class
DFA Global Sustainability Fixed Income Portfolio	Institutional Class
Emerging Markets Sustainability Core 1 Portfolio	Institutional Class
DFA Oregon Municipal Bond Portfolio	Institutional Class
DFA Selective State Municipal Bond Portfolio	Institutional Class
Global Social Core Equity Portfolio	Institutional Class
Emerging Markets Targeted Value Portfolio	Institutional Class
Emerging Markets Ex China Core Equity Portfolio	Institutional Class
U.S. Sustainability Targeted Value Portfolio	Institutional Class
DFA Short-Term Selective State Municipal Bond Portfolio	Institutional Class
Dimensional World ex U.S. Sustainability Targeted Value Portfolio	Institutional Class

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